Udemy Reports Second Quarter 2025 Results
First quarter under new CEO delivers GAAP profitability while establishing foundation for accelerated growth
Achieved milestone of more than 200,000 paid consumer subscribers

SAN FRANCISCO –– Jul. 30, 2025 –– Udemy (Nasdaq: UDMY), a leading AI-powered skills acceleration platform, today reported results for the three-month period ended June 30, 2025. Udemy has provided a supplemental deck with earnings highlights, which is available for download on the “Quarterly Results” section of the Investor Relations website.
Financial Results and Key Operating Data Summary
(in millions, except customers, percentages, and basis points)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2025	2024	YoY		2025	2024	YoY
Revenue	$199.9	$194.4	3%		$400.2	$391.2	2%
Gross Profit	$132.0	$121.1	9%		$261.5	$241.7	8%
Gross Margin	66%	62%	400	bps	65%	62%	300	bps
Non-GAAP Gross Profit	$133.8	$123.7	8%		$264.8	$246.6	7%
Non-GAAP Gross Margin	67%	64%	300	bps	66%	63%	300	bps
Net Income (Loss)	$6.3	$(31.8)	120%		$4.5	$(50.2)	109%
Adjusted EBITDA	$28.4	$5.5	420%		$49.5	$11.9	316%
Adjusted EBITDA Margin	14%	3%	1,100	bps	12%	3%	900	bps

Enterprise Segment
Total Customers	17,107	16,595	3%
UB Annual Recurring Revenue	$520.0	$492.6	6%
Segment Revenue	$129.3	$120.6	7%		$257.0	$238.2	8%
Segment Adjusted Gross Profit	$97.5	$87.2	12%		$193.5	$171.9	13%
Segment Adjusted Gross Margin	75%	72%	300	bps	75%	72%	300	bps

Consumer Segment
Monthly Average Buyers	1.24	1.29	(3)%		1.33	1.36	(3)%
Segment Revenue	$70.6	$73.8	(4)%		$143.1	$153.0	(6)%
Segment Adjusted Gross Profit	$42.1	$41.5	1%		$82.5	$84.7	(3)%
Segment Adjusted Gross Margin	60%	56%	400	bps	58%	55%	300	bps

"Our second quarter results mark an inflection point in Udemy's evolution, as we delivered both GAAP profitability and made meaningful progress on our strategy to drive accelerated growth,” said Hugo Sarrazin, President and CEO of Udemy. “Since I joined the company four months ago, we have enhanced our go-to-market execution, expanded our leadership team, and sharpened our focus on high-growth opportunities. All of our efforts are focused on capitalizing on the global imperative for continuous skills development as organizations urgently navigate AI transformations. We are successfully building subscription momentum, strengthening operational discipline, and accelerating product innovation. This progress makes me increasingly confident that we have established the foundation for Udemy to be a leader in the AI-powered skills acceleration of the global workforce while delivering sustainable, profitable growth."

Second Quarter 2025 Financial Highlights
•Total revenue increased 3% year-over-year to $199.9 million. Revenue growth includes a negative impact of 1 percentage point from changes in foreign exchange (FX) rates.
•Enterprise segment, or Udemy Business, revenue of $129.3 million increased 7% year-over-year, including the negative impact of 50 basis points from changes in FX rates.
•Udemy Business Annual Recurring Revenue (ARR) increased 6% year-over-year to $520.0 million.
•Udemy Business Net Dollar Retention Rate (NDRR) was 95%, and Udemy Business Large Customer Net Dollar Retention Rate was 99%.
•Consumer segment revenue of $70.6 million decreased 4% year-over-year, including the negative impact of 2 percentage points from changes in FX rates. Revenue from consumer subscriptions accounted for 15% of the segment’s revenue, an increase of 2 percentage points from the prior quarter.
•Net income was $6.3 million, or 3% margin, while Adjusted EBITDA was $28.4 million, or 14% margin, representing a 1,100 basis point expansion year-over-year.
•Net cash provided by operating activities was $44.2 million, while free cash flow for the quarter was positive $39.0 million. Year-to-date net cash provided by operating activities was $56.4 million, while free cash flow was positive $46.1 million.
•Cash, cash equivalents, restricted cash, and marketable securities was $393.1 million at the end of the quarter.
Business and Operational Highlights
•Acquired new, or expanded existing, relationships with Udemy Business customers globally, including AON Service Corporation (U.S.), Bazaarvoice, Inc. (U.S.), BIP Services (Italy), The Brick, Ltd. (Canada), Ciena Corporation (U.S.), Commvault Systems, Inc. (U.S.), CR3 Group (Thailand), iOCO Solutions (South Africa), Kaizen Gaming International Limited (Greece), Letshego Africa Holdings Limited (Botswana), Mass General Brigham (U.S.), MAPFRE España, Compañía de Seguros y Reaseguros, S.A. (Spain), Rackspace US, Inc. (U.S.), Samsung SDS America (U.S.), Saxo Bank (Denmark), and SonicWall Inc. (U.S.).
•Surpassed a milestone 200,000 paid subscribers for Udemy’s consumer subscription, Personal Plan.
•Introduced a suite of new AI Packages to help organizations and professionals develop AI fluency. The AI Growth Collection is designed to equip employees with basic AI knowledge and also empower them with the skills required to implement and leverage sophisticated AI applications, which create competitive differentiation and new revenue opportunities. The AI Readiness Collection is an affordable, scalable solution designed to help enterprise employees build foundational AI skills, establish AI literacy, and drive higher returns on existing AI technology investments.
•Launched Role Play, a new AI-powered offering that helps learners build and refine real-world soft skills through immersive, instructor-designed conversation simulations. Role Play also enables organizations to design custom scenarios based on their specific business challenges, delivering personalized and contextual learning at scale.
•Integrated Lummi, an innovative creative technology group known for AI-driven design tools that simplify and accelerate the creative process, into the Udemy platform to enable instructors and creators to enhance course experiences with custom illustrations, visual storytelling, and AI-generated design assets.
•Commenced a beta test of Udemy’s new Model Context Protocol (MCP) Server, designed to help organizations embed personalized learning directly into the flow of work for employees.
•Partnered with Indeed, the world’s #1 job site for job seekers, to leverage Udemy’s comprehensive content within Indeed’s vast talent marketplace. This creates a helpful solution for individuals looking to advance their careers and for employers seeking skilled talent.
•Entered into a partnership with UKG, a leading provider of HR, payroll, and workforce management solutions, allowing the Udemy Business platform to integrate with UKG Pro® and UKG Ready®, enabling streamlined enterprise learning management that aligns with existing HR workflows and simplifies administration for learning professionals.
•Appointed Ozzie Goldschmied as Chief Technology Officer to spearhead Udemy’s continued transformation to a comprehensive AI-powered platform to reskill/upskill the workforce of the future.
•Named a new Chief Skills and Learning Officer, Sarah Healy, to lead a new chapter in skills, learning, and AI empowerment at Udemy.
•Hosted a FWD event in Japan where more than 400 existing and potential enterprise clients heard from Udemy leaders and other speakers who provided valuable insights and practical guidance on transitioning to a skills-based organization, how to leverage AI for skills development, and tips for building high-performance teams.
•Secured a senior secured revolving credit facility with revolving commitments in an aggregate principal amount of $200.0 million to enhance Udemy’s strategic optionality.

Financial Outlook
Udemy provides guidance based on current market conditions and expectations. Actual results may differ materially. Please refer to the comments below regarding forward-looking statements.
The following table reflects Udemy’s financial outlook for its third quarter and full year ending December 31, 2025.

	Three months ending September 30, 2025	Year ending December 31, 2025
Revenue	$190 to $195 million	$784 to $794 million
Adjusted EBITDA[1]	$18 to $20 million	$84 to $89 million
Weighted Average Share Count, Basic	150 million	150 million
Weighted Average Share Count, Diluted	151 million	152 million
1. Udemy has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence.
Udemy's revenue guidance assumes FX rates will remain unchanged from the end of the second quarter of 2025. As a result, the revenue guidance ranges above assume historical changes in FX rates will have a positive 30 basis point impact on third quarter year-over-year revenue growth and a negative 60 basis point impact on full year 2025 revenue growth.
Webcast Information
Udemy will host a conference call and webcast at 2:00 p.m. PT / 5:00 p.m. ET today, Wednesday, July 30 to discuss its second quarter 2025 financial results and outlook. A link to the live webcast and recorded replay of the conference call will be available on the “Quarterly Results” section of Udemy’s Investor Relations website at https://investors.udemy.com/. The live call may also be accessed via telephone at (833) 630-1963 domestically and (412) 317-5702 internationally. The archived replay of the webcast will be available for approximately one year.
Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide useful information to investors and others in understanding and evaluating our operating results because our management team and board of directors use these non-GAAP financial measures for the purposes of assessing operating results and business planning. These non-GAAP financial measures also provide useful measures for period-to-period comparisons of our business by removing the effect of certain non-cash expenses and certain variable charges.
Udemy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Udemy’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Adjusted EBITDA and Adjusted EBITDA Margin
We calculate Adjusted EBITDA as net income (loss) determined in accordance with GAAP, adjusted to exclude i) interest income; ii) interest expense; iii) provision for income taxes; iv) depreciation and amortization; v) other income (expense), net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency; vi) stock-based compensation expense; and vii) restructuring charges. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue for the same period. We have not reconciled our expectations for Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss) and net income (loss) margin, respectively, the most directly comparable GAAP measures, because certain items are out of our control or cannot be reasonably predicted and a reconciliation for the guidance for Adjusted EBITDA and Adjusted EBITDA Margin is not available without unreasonable effort.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted
We define non-GAAP net income (loss) as net income (loss), adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, and restructuring charges.
We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted-average shares used to compute net income (loss) per share, basic. We define non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted-average shares used to compute net income (loss) per share, diluted, which adjusts for the potentially dilutive effects of our employee equity incentive plans.

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit as gross profit, adjusted to exclude stock-based compensation expense and the amortization of acquired intangible assets. We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.
Free Cash Flow
We define free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software costs, as we consider these capital expenditures necessary to support our ongoing operations.
Key Business Metrics
Udemy Business customers
We count the total number of Udemy Business (“UB”) customers at the end of each period. To do so, we generally count unique customers using the concept of a domestic ultimate parent, defined as the highest business in the family tree that is in the same country as the contracted entity. In some cases, we deviate from this methodology, defining the contracted entity as a unique customer despite the existence of a domestic ultimate parent. This often occurs where the domestic ultimate parent is a financial owner, government entity, conglomerate, or acquisition target where we have contracted directly with the subsidiary. We define a UB customer as a customer who purchases Udemy via our direct sales force, reseller partnerships or through our self-service platform.
Udemy Business Annual Recurring Revenue
We disclose our UB ARR as a measure of our Enterprise revenue growth. ARR represents the annualized value of our UB customer contracts on the last day of a given period. Only revenue from closed UB contracts with active seats as of the last day of the period are included.
Udemy Business Net Dollar Retention Rate and Udemy Business Large Customer Net Dollar Retention Rate
We disclose UB Net Dollar Retention Rate, or UB NDRR, as a measure of revenue growth for all UB customers within our Enterprise segment, including UB Large Customers, which we define as companies with at least 1,000 employees. We calculate UB NDRR as the total ARR at the end of a trailing twelve-month period divided by the total ARR at the beginning of a trailing twelve-month period for the cohort of all UB customers active at the beginning of the trailing twelve-month period. We calculate UB Large Customer NDRR as the total UB Large Customer ARR at the end of a trailing twelve-month period divided by the total Large Customer ARR at the beginning of a trailing twelve-month period for the cohort of UB customers with at least 1,000 employees active at the beginning of the trailing twelve-month period. Total ARR and Large Customer ARR at the end of a trailing twelve-month period are calculated as ARR and Large Customer ARR, respectively, at the beginning of a trailing twelve-month period that are then adjusted for upsells, downsells, and churns for the same cohort of customers during that period. Large Customer ARR represents the annualized value of contracts for UB customers with active seats and having at least 1,000 employees on the last day of a given period.
Monthly average buyers
A buyer is a consumer who purchases a course or subscription through our direct-to-consumer offering. We first determine the number of monthly buyers by taking the total buyers of single courses during a given month plus the total active, paid consumer subscribers at any point in that month, adjusting for duplicate buyers that may be present in both totals. We then calculate monthly average buyers by taking an average of the monthly buyer totals over a particular period, such as a fiscal year. Our monthly average buyer count is not intended as a measure of active engagement, as not all buyers are active at any given time or over any given period.
Segment revenue and segment adjusted gross profit
Segment revenue represents the revenue recognized from our two segments, Enterprise (or Udemy Business), and Consumer. Segment adjusted gross profit is defined as segment revenue less segment adjusted cost of revenue. Segment adjusted cost of revenue includes content costs, customer support services, hosting and platform costs, and payment processing fees that are allocable to each segment. Segment adjusted gross profit excludes amortization of capitalized software, depreciation, stock-based compensation, and amortization of intangible assets included in cost of revenue as our chief operating decision maker does not include the information in his measurement of the performance of the operating segments.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to future operating results and financial position, including third quarter and full year 2025 as well as future periods; trends in consumer and learner activity related to our platform; anticipated future expenses and investments; our business strategy and plans, including the impact of our strategic and operational efficiency initiatives and our ability to successfully execute on these initiatives; market growth; and our market position and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our publicly available filings with the Securities and Exchange Commission. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.
About Udemy
Udemy (Nasdaq: UDMY) is an AI-powered skills acceleration platform transforming how companies and individuals across the world build the capabilities needed to thrive in a rapidly evolving workplace. By combining on-demand, multi-language content with real-time innovation, Udemy delivers personalized experiences that empower organizations to scale workforce development and help individuals build the technical, business, and soft skills most relevant to their careers. Today, thousands of companies, including Ericsson, Samsung SDS America, On24, Tata Consultancy Services, The World Bank, and Volkswagen, rely on Udemy Business for its enterprise solutions to build agile, future-ready teams. Udemy is headquartered in San Francisco, with hubs across the United States, Australia, India, Ireland, Mexico and Türkiye.

Udemy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$199,879	$194,360	$400,179	$391,206
Cost of revenue (1)(2)	67,830	73,244	138,687	149,526
Gross profit	132,049	121,116	261,492	241,680
Operating expenses (1)(2)
Sales and marketing	79,820	86,990	162,320	174,291
Research and development	26,361	32,408	51,319	63,631
General and administrative	21,831	27,264	46,839	52,033
Restructuring charges	109	—	1,578	—
Total operating expenses	128,121	146,662	262,056	289,955
Income (loss) from operations	3,928	(25,546)	(564)	(48,275)
Other income (expense), net
Interest income	3,663	5,195	7,238	10,923
Interest expense	(120)	(77)	(135)	(80)
Other income (expense), net	(73)	(10,584)	25	(10,892)
Total other income (expense), net	3,470	(5,466)	7,128	(49)
Net income (loss) before taxes	7,398	(31,012)	6,564	(48,324)
Income tax provision	1,133	802	2,070	1,829
Net income (loss)	$6,265	$(31,814)	$4,494	$(50,153)

Net income (loss) per share
Basic	$0.04	$(0.21)	$0.03	$(0.32)
Diluted	$0.04	$(0.21)	$0.03	$(0.32)
Weighted-average shares used in computing net income (loss) per share
Basic	149,246,828	152,987,927	148,649,838	154,779,176
Diluted	150,492,003	152,987,927	150,716,185	154,779,176

(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenue	$1,782	$1,813	$3,354	$3,470
Sales and marketing	5,608	7,664	11,015	15,005
Research and development	4,920	7,329	9,628	14,004
General and administrative	5,110	7,511	11,390	14,543
Total stock-based compensation expense	$17,420	$24,317	$35,387	$47,022
(2)     Includes amortization of intangible assets as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenue	$—	$725	$—	$1,450
Sales and marketing	229	229	459	458
Research and development	188	—	188	—
Total amortization of intangible assets	$417	$954	$647	$1,908

Udemy, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$230,258	$190,592
Restricted cash, current	203	100
Marketable securities	161,718	163,844
Accounts receivable, net	84,441	88,216
Prepaid expenses and other current assets	22,919	22,735
Deferred contract costs, current	47,957	40,841
Total current assets	547,496	506,328
Property and equipment, net	7,186	4,534
Capitalized software, net	29,490	31,548
Operating lease right-of-use assets	9,104	10,950
Restricted cash, non-current	912	1,115
Deferred contract costs, non-current	28,476	32,212
Intangible assets, net	3,281	2,428
Goodwill	12,646	12,646
Other assets	5,365	3,867
Total assets	$643,956	$605,628
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,408	$6,311
Accrued expenses and other current liabilities	27,585	31,156
Content costs payable	33,167	37,607
Accrued compensation and benefits	20,356	28,793
Operating lease liabilities, current	2,933	2,502
Deferred revenue, current	311,223	291,106
Total current liabilities	402,672	397,475
Operating lease liabilities, non-current	6,286	8,315
Deferred revenue, non-current	1,635	2,438
Other liabilities, non-current	5	6
Total liabilities	410,598	408,234
Stockholders' equity:
Common stock	1	1
Additional paid-in capital	1,033,803	1,002,390
Accumulated other comprehensive income (loss)	46	(11)
Accumulated deficit	(800,492)	(804,986)
Total stockholders’ equity	233,358	197,394
Total liabilities and stockholders' equity	$643,956	$605,628

Udemy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$6,265	$(31,814)	$4,494	$(50,153)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,941	6,692	13,146	13,175
Amortization of deferred contract costs	15,992	14,601	31,612	28,642
Stock-based compensation	17,420	24,317	35,387	47,022
Allowance for credit losses	290	—	2,391	743
Net (accretion) amortization of marketable securities	(847)	(2,150)	(2,134)	(4,450)
Non-cash operating lease expense	931	1,245	1,846	2,732
Unrealized loss on strategic investments	—	10,311	—	10,311
Other	273	287	623	502
Changes in operating assets and liabilities:
Accounts receivable	26,441	17,686	1,384	9,732
Prepaid expenses and other assets	3,693	4,501	(413)	(545)
Deferred contract costs	(15,497)	(14,653)	(34,992)	(32,734)
Accounts payable, accrued expenses and other liabilities	(221)	4,082	(10,196)	2,937
Content costs payable	(1,318)	279	(4,439)	(4,627)
Operating lease liabilities	(662)	(1,116)	(1,611)	(3,539)
Deferred revenue	(15,498)	(5,676)	19,315	29,813
Net cash provided by operating activities	44,203	28,592	56,413	49,561
Cash flows from investing activities:
Purchases of marketable securities	(33,861)	(56,916)	(112,505)	(146,378)
Proceeds from maturities of marketable securities	40,350	84,400	116,700	173,550
Purchases of property and equipment	(2,280)	(357)	(4,661)	(554)
Capitalized software costs	(2,912)	(3,450)	(5,651)	(6,711)
Payments related to asset acquisitions	(1,500)	—	(1,500)	—
Net cash provided by (used in) investing activities	(203)	23,677	(7,617)	19,907
Cash flows from financing activities:
Net proceeds from exercise of stock options	8	126	49	439
Proceeds from share purchases under employee stock purchase plan	2,560	4,533	2,560	4,533
Taxes paid related to net share settlement of equity awards	(3,969)	(8,181)	(9,917)	(19,815)
Repurchases of common stock and excise taxes paid	(875)	(35,433)	(875)	(90,577)
Payments of debt issuance costs	(1,219)	—	(1,219)	—
Net cash used in financing activities	(3,495)	(38,955)	(9,402)	(105,420)

Effect of foreign exchange rates on cash flows	136	29	172	(21)

Net increase (decrease) in cash, cash equivalents and restricted cash	40,641	13,343	39,566	(35,973)
Cash, cash equivalents and restricted cash—Beginning of period	190,732	260,236	191,807	309,552
Cash, cash equivalents and restricted cash—End of period	$231,373	$273,579	$231,373	$273,579

Udemy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages, share and per share amounts)
(unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Gross profit	$132,049	$121,116	$261,492	$241,680
Stock-based compensation expense	1,782	1,813	3,354	3,470
Intangible asset amortization	—	725	—	1,450
Non-GAAP gross profit	$133,831	$123,654	$264,846	$246,600
Gross margin (1)	66%	62%	65%	62%
Non-GAAP gross margin (2)	67%	64%	66%	63%
(1)        We calculate gross margin as gross profit divided by revenue for the same period.
(2)        We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$6,265	$(31,814)	$4,494	$(50,153)
Stock-based compensation expense	17,420	24,317	35,387	47,022
Intangible asset amortization	417	954	647	1,908
Restructuring charges	109	—	1,578	—
Non-GAAP net income (loss)	$24,211	$(6,543)	$42,106	$(1,223)

Net income (loss) per share, basic	$0.04	$(0.21)	$0.03	$(0.32)
Net income (loss) per share, diluted	$0.04	$(0.21)	$0.03	$(0.32)
Weighted-average shares used in computing net income (loss) per share, basic	149,246,828	152,987,927	148,649,838	154,779,176
Weighted-average shares used in computing net income (loss) per share, diluted (3)	150,492,003	152,987,927	150,716,185	154,779,176

Non-GAAP net income (loss) per share, basic	$0.16	$(0.04)	$0.28	$(0.01)
Non-GAAP net income (loss) per share, diluted	$0.16	$(0.04)	$0.28	$(0.01)
Weighted-average shares used in computing non-GAAP net income (loss) per share, basic	149,246,828	152,987,927	148,649,838	154,779,176
Weighted-average shares used in computing non-GAAP net income (loss) per share, diluted (3)	150,492,003	152,987,927	150,716,185	154,779,176
(3)         For periods presented with a net loss or non-GAAP net loss, potentially dilutive securities were excluded from the computation of net loss per share, diluted, and non-GAAP net loss per share, diluted, because the impact of including them would have been anti-dilutive.

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$6,265	$(31,814)	$4,494	$(50,153)
Adjusted to exclude the following:
Interest income	(3,663)	(5,195)	(7,238)	(10,923)
Interest expense	120	77	135	80
Income tax provision	1,133	802	2,070	1,829
Depreciation and amortization	6,941	6,692	13,146	13,175
Stock-based compensation expense	17,420	24,317	35,387	47,022
Other income (expense), net	73	10,584	(25)	10,892
Restructuring charges	109	—	1,578	—
Adjusted EBITDA	$28,398	$5,463	$49,547	$11,922
Net income (loss) margin (4)	3%	(16)%	1%	(13)%
Adjusted EBITDA margin (5)	14%	3%	12%	3%
(4)        We calculate net income (loss) margin as net income (loss) divided by revenue for the same period.
(5)        We calculate adjusted EBITDA margin as adjusted EBITDA divided by revenue for the same period.

Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$44,203	$28,592	$56,413	$49,561
Less: purchases of property and equipment	(2,280)	(357)	(4,661)	(554)
Less: capitalized software costs	(2,912)	(3,450)	(5,651)	(6,711)
Free cash flow	$39,011	$24,785	$46,101	$42,296

Investor Contact
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com

Media Contact
Glenn Lehrman
Vice President, Corporate Communications
press@udemy.com